Exhibit 3.77

Delaware

The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED ARE TRUE AND CORRECT COPIES OF ALL DOCUMENTS ON FILE OF “FIS MANAGEMENT SERVICES, LLC” AS RECEIVED AND FILED IN THIS OFFICE.

THE FOLLOWING DOCUMENTS HAVE BEEN CERTIFIED:

CERTIFICATE OF FORMATION, FILED THE TWENTY-FOURTH DAY OF JUNE, A.D. 2004, AT 1:41 O’CLOCK P.M.

AND I DO HEREBY FURTHER CERTIFY THAT THE AFORESAID CERTIFICATES ARE THE ONLY CERTIFICATES ON RECORD OF THE AFORESAID LIMITED LIABILITY COMPANY, “FIS MANAGEMENT SERVICES, LLC”.

State of Delaware Secretary of State Division of Corporations Delivered 01:48 PM 06/24/2004 FILED 01:41 PM 06/24/2004 SRV 040467120 – 3820612 FILE

State of Delaware

Limited Liability Company

Certificate of Formation

•	First: The name of the limited liability company is: FIS Management Services, LLC.

•

Second: The address of its registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle, 19801. The name of its registered agent at such address is The Corporation Trust Company.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation of FIS Management Services, LLC this June 24, 2004.

By:
Authorized Person

Name: Todd C. Johnson